Exhibit 10.9
SOUTHERN STATES BANCSHARES, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

AWARD SUMMARY

Participant: ____________________________________

Award Date: ___________________________________

Number of RSUs: _______________________________

RECITALS

A.The Board of Directors of Southern States Bancshares, Inc. has adopted the 2017 Incentive Stock Compensation Plan, as it may be amended from time to time (the “Plan”) for the purpose of retaining the services of selected employees.

B.Participant is to render valuable services to the Company and this Restricted Stock Unit Award Agreement (the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s award of Restricted Stock Units (“RSUs”) to Participant under the Plan.

C.Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant and Deferral of Restricted Stock Units.

(a) The Company hereby awards to Participant, as of the Award Date, the Number of RSUs set forth in the Award Summary above (the “Award”). The Award is granted pursuant to and in all respects subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by reference. Each RSU represents the right to receive one (1) share of Common Stock of the Company (a “Share”) in accordance with this Agreement. The terms and conditions governing the Award are set forth in this Agreement. Participant is not required to make any monetary payment (other than applicable taxes, if any), as a condition to receiving the Award or Shares issued upon settlement of the Award, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the shares issued upon settlement of the Award.

(b) As of the Award Date, the Award shall be deferred into the Executive Deferred Restricted Stock Unit Plan, the provisions of which are incorporated herein by reference, and shall be subject to the terms and conditions of the Executive Deferred Restricted Stock Unit Plan, including but not limited to Participant rights, vesting, and distributions.

2. Limited Transferability. No portion of this Award with respect to the RSUs shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of Participant or Participant’s beneficiary.

Exhibit 10.9

3. Stockholder Rights. Participant shall have no rights as a stockholder with respect to any RSUs awarded until the date of the issuance of a certificate for Shares as settlement for the RSUs as provided in the Executive Deferred Restricted Stock Unit Plan.

4. Compliance with Laws and Regulations. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of the Plan and the Executive Deferred Restricted Stock Unit Plan (together, the “Plans”), as well as federal, state or foreign law with respect to such securities.

5. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate.

6. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plans or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

7. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Alabama without resort to that state’s conflict-of-laws rules.

8. Employment at Will. Nothing in this Agreement shall confer upon Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.

9. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10. Integrated Agreement. This Agreement and the Plans, together with any employment, service or other agreement between Participant and the Company referring to this Award, shall constitute the entire understanding and agreement with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among Participant and the Company with respect to such subject matter. To the extent contemplated herein, the provisions of this Agreement and the Plans shall survive any settlement of this Award and shall remain in full force and effect.

PARTICIPANT SOUTHERN STATES BANCSHARES, INC.

_______________________________ By: __________________________________

Its: __________________________________